EXHIBIT 99.1

NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Announces Results for the Quarter Ended March 31, 2026

FAIRBANKS, AK - (May 14, 2026) - Contango Silver and Gold Inc. ("Contango" or the "Company") (NYSE American / TSX: CTGO) announced today that it filed with the Securities and Exchange Commission its Form 10-Q for the quarter ended March 31, 2026 (“Q1-2026”).

Rick Van Nieuwenhuyse, Chief Executive Officer of the Company, stated, "The first quarter of 2026 was a period of significant operational transition and strategic growth. At Manh Choh, while harsh winter conditions and operational challenges impacted Q1 throughput and costs, we are pleased to report that we are now entering a high-production phase; we expect ore tons processed and ore grade processed to increase for the remainder of the year, as we transition into the higher-grade portions of the South Pit. Manh Choh remains on track to meet our 2026 guidance of 40,000 to 45,000 ounces of gold production, which will set the stage for 2027, which we are guiding to 75,000 to 80,000 ounces of gold production with cash costs of $1,200 to $1,300 per ounce sold and all-in sustaining costs of $1,300 to $1,400 per ounce sold.

With this momentum, our cost guidance for the year remains firm. During the quarter we received a US$9 million (“M”) cash distribution from the Peak Gold JV. Our cash on hand for the end of the quarter was US$97.5 M an increase from US$64.8 M at December 31, 2025. For 2026, we anticipate cash costs between $1,900 to $2,000 and all-in sustaining costs of $2,200 to $2,300 per ounce of gold sold. Furthermore, we have strengthened our financial flexibility by reducing hedge contracts to 22,000 ounces and reduced our debt to $13.6 M, both of which we intend to fully settle by year-end.”

Mr. Van Nieuwenhuyse continued, “This has also been a transformative quarter for our corporate reach. Following the successful merger with Dolly Varden Silver, we have fully integrated our teams and are already seeing the benefits of our combined strengths. It was a true honor to ring the opening bell at the New York Stock Exchange on April 24th, and we look forward to the upcoming ceremony at the Toronto Stock Exchange on June 12th.

Our exploration and development pipeline is equally robust. At Lucky Shot, our underground drilling has exceeded expectations, providing excellent clarity on the system’s continuity. We are now accelerating underground development work and surface drilling in Q2-2026. Simultaneously, we are preparing for a 40,000-meter surface program at Kitsault Valley, with an updated mineral resource estimate expected by late June. Finally, at Johnson Tract, we are gaining significant ground with FAST-41 permitting and the mobilization of heavy equipment to support year-round operations. We are preparing for a very productive 2026."

During Q1-2026, the Company had the following updates:

In Q1-2026, Contango’s share of production sold from the Manh Choh mine, jointly held by Kinross and Contango, totaled 8,012 ounces of gold and 15,042 ounces of silver, receiving a cash distribution of $9 million (“M”). The Company reported total income from operations of $4.8 M and adjusted net income1 of $4.7 M. The Company reported a net loss of $14.3 M, including a $19.0 M loss on derivative contracts for Q1-2026. The Company's unrestricted cash position as of March 31, 2026 was $97.5 M compared to $64.8 M as of December 31, 2025.

Manh Choh Production Results

Peak Gold JV (on a 100% basis)[1]	Q1-2026
Total tons mined	1.96	M tons
Ore tons mined	220,878	tons
Gold oz mined	38,415	oz
Ore tons processed	187,479	tons
Gold grade processed	0.131	oz/t
Gold recovery	88.5%
Gold oz produced	26,890	oz
Gold oz sold	26,710	oz
Silver oz sold	50,142	oz

Contango's Share (on a 30% basis)[1]
Gold oz produced	8,067	oz
Gold oz sold	8,012	oz
Total gold equivalent oz produced2&3	8,378	oz
Silver oz sold	15,042	oz
Total gold sales	$38,932,736
Total silver sales	$1,258,389
Cash costs on a by-product basis, per oz sold[3]	$2,692	per oz sold
AISC on a by-product basis, per oz sold[3]	$2,778	per oz sold

Principal debt repayments	$1,000,000
Remaining debt balance	$13,600,000
Gold oz delivered into hedge contracts	5,554	oz
Gold oz cash settled into hedge contracts	15,446	oz
Remaining hedge contracts	22,000	oz
Average realized spot gold price	$4,935	per oz sold
Cash distributions received from Peak Gold JV	$9,000,000

Notes:

1.
Certain numbers have been rounded for presentation purposes.
2.
Gold equivalent oz calculated using a factor of 85.1 to 1 for conversion of silver oz.
3.
See non-GAAP measures disclosed in the Company’s 10Q for the year ended March 31, 2026.

Manh Choh Mine:

During the quarter, the Company received a cash distribution of $9 M from the Peak Gold JV. On May 13, 2026, the Peak Gold JV started processing Manh Choh’s second campaign of 2026 and are guiding to 10,000 ounces of production to Contango’s account for this campaign, which includes ore in stockpiles at Fort Knox that were not processed during Q1-2026.

Lucky Shot Project:

1 See non-GAAP measures at end of this press release for calculation of Adjusted Net Income

In November 2025, the Company mobilized a drill rig at the Lucky Shot mine site to commence the first phase of a 18,000-meter underground and surface in-fill drilling program. The Company began reporting assay results from this program during the first quarter of 2026. This drilling program, along with detailed engineering, hydrology and geotechnical studies, is expected to support the preparation of a feasibility level mine and transportation plan for Lucky Shot, with the objective of targeting annual gold production of 40,000 to 50,000 using the Direct Shipping Ore (DSO) approach, assuming positive exploration results. The Company expects to complete the feasibility study in the first half of 2027 and make a production decision in 2027.

Johnson Tract Project:

Activities at the Johnson Tract Project focused on planning, resourcing, permitting coordination, and logistical preparations in support of the Company’s planned 2026 field program. On December 1, 2025, the Johnson Tract Critical Metals Project was posted to the Federal Permitting Dashboard as a covered project under Title 41 of the Fixing America’s Surface Transportation Act, commonly referred to as FAST-41. The Federal Permitting Improvement Steering Council announced the project’s FAST-41 coverage on December 2, 2025. The U.S. Army Corps of Engineers is identified as the lead federal permitting agency for the project.

The Company has advanced planning activities for the proposed 2026 field season, including solicitation and review of bids for road construction and helicopter support associated with planned access improvements between the Johnson Tract camp and the proposed portal site. These activities are intended to support the Company’s operational timeline and continued advancement of the project through the permitting and development planning process. To date, the Company has completed three key steps of the overall permitting process through meeting various timelines as laid out in the FAST-41 permitting dashboard. The Company is also continuing to advance State of Alaska permits required to start construction of the exploration adit in 2027.

Kitsault Valley Project:

Following completion of a new mineral resource estimate ("MRE") expected by the end of the second quarter of 2026, a 40,000 meter surface drilling program is expected to begin in June. The planned $25 M campaign aims to infill known mineral resources at Homestake, Homestake Silver, Wolf, Dolly Varden, North Star and Torbrit, while testing high-priority exploration targets across the project’s wider holdings in the southern corner of the Golden Triangle. Following this year’s drill program, the Company is planning to prepare a preliminary development plan in the form of an Initial Assessment ("IA") for the Kitsault Valley assets.

Repayments of Debt, Reduction of Hedge Contracts and Financing:

•
The Company’s cash and cash equivalents position as of March 31, 2026 was $97.5 M.

•
In Q1-2026, Contango repaid $1.0 M on the credit facility, reducing the outstanding principal balance to $13.6 M.

•
On February 12, 2026, the Company raised gross proceeds of $50 M by issuing 1,678,206 shares of common stock and pre-funded warrants to purchase up to 325,000 shares of common stock at an offering price of $24.96 per share and $24.95 per pre-funded warrant.

•
On February 12, 2026, the Company paid $46.4 M to settle gold hedge contracts for 15,446 ounces with an average strike price of $2,025 per ounce with maturities ranging between March and September 2026. In addition, as part of a price protection strategy to offset the hedge settlements, the Company paid $0.4 M to purchase 15,446 puts with a strike price of $4,000 per ounce.

•
On March 26, 2026, the Company sold 4,445 put contracts with a maturity date of March 31, 2026 for proceeds of $52,946. The cost of these put contracts were $41,023. 11,000 put contracts remain outstanding with maturity dates in June and September of 2026.

•
As of the date of this release, the remaining gold hedge contracts total 7,000 ounces which mature on December 31, 2026 and 15,000 ounces that mature in the first half of 2027.

Corporate Development – Dolly Varden Merger:

On March 26, 2025, the Company completed its merger-of-equals with Dolly Varden Silver Corporation (“Dolly Varden”). Upon completing the acquisition, Dolly Varden shareholders owned approximately 48% of the combined company. The combined Company changed the name to Contango Silver & Gold and was successfully listed to the Toronto Stock Exchange (“TSX”) where trading began on April 13, 2026 under the same trading symbol CTGO.

Corporate Development – Acquisition of Lucky Shot Lease and Royalty

Subsequent to quarter end, on May 4, 2026, the Company entered into a purchase and sale agreement (the "Purchase Agreement") with Alaska Hardrock Inc. (the “Seller” or “AHI”) to acquire 100% ownership of its Lucky Shot project by purchasing from AHI the underlying real property, mining claims and mining equipment and extinguishing the outstanding 2% net smelter returns royalty (the "NSR Royalty") held by AHI. The consideration totaled $16,074,000, comprised of the following:

•
Cash deposit of $300,000 (paid)
•
Cash payment of $1,709,250 due on signing of the Purchase Agreement (paid)
•
Cash payable of $4,064,750 due on closing, which is expected to occur no later than July 1, 2026 (the "Closing Date")
•
Promissory note of $10 M:
o
5% annual interest rate compounding monthly, payable annually
o
Principal repayments of $2,000,000 on the second and third anniversary dates of the Closing Date with the remaining principal balance due on the fourth anniversary of the Closing Date
o
Secured by real property, mining claims, and other assets acquired

Statement of Operations for Q1-2026 compared to Q1-2025:

The Company reported total income from operations of $4.8 M in Q1-2026 compared to $19.3 M for Q1-2025. In Q1-2026, the Company reported adjusted net income of $4.7 M compared to $17.9 M for Q1-2025. The Company reported net loss of $14.3 M or $0.83 loss per fully diluted share. This compares to a net loss of $22.5 M for Q1-2025 or $1.88 loss per fully diluted share. The net loss for Q1-2026 and Q1-2025 includes a loss on derivative contracts related to the hedges in the amounts of $19.0 M and $40.5 M, respectively.

Statement of Cash Flows for Q1-2026 compared to Q1-2025:

Net cash used in operating activities was $49.6 M for Q1-2026 compared to $28.6 M provided by operating activities in Q1-2025. The reduction in net cash provided by operating activities was primarily driven by realized loss of hedge contracts recognized during Q1-2026. Cash provided by investing activities was $30.8 M for Q1-2026 compared to $nil M in Q1-2025. Cash provided by financing activities in Q1-2026 was $51.4 M, primarily related to cash proceeds from an equity offering offset by principal repayments of $1.0 M on the credit facility. This compares to cash outflows of $13.7 M in Q1-2025, primarily related to principal repayments of $13.8 M on the credit facility. The Company’s cash and cash equivalents position as of March 31, 2026 was $97.5 M compared to $64.8 M as of December 31, 2025.

Adjusted Net Income (Non-GAAP)

Management uses Adjusted Net Income to evaluate the Company’s operating performance, and to plan and forecast operations. The Company believes the use of Adjusted Net Income reflects the underlying operating performance of our core mining business and allows investors and analysts to compare results of the Company to similar results of other mining companies. Management’s determination of the components of Adjusted Net Income is evaluated periodically and is based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net loss (GAAP) is reconciled to Adjusted net income (Non-GAAP) adjusted for loss on derivative contracts in the following table:

	Q1-2026 ($)	Q1-2025 ($)
Net loss	(14,305,590)	(22,548,325)
Loss on derivative contracts	19,026,382	40,475,656
Adjusted net income	4,720,792	17,927,331

Conference Call and Webcast

Contango will host a conference call and webcast to discuss the first quarter results on Thursday, May 14, 2026, at 12:00pm EST / 9:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/contango-silver-and-gold-q1-financials-2026

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, manager of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com